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                                                                Exhibit 23 (a)




                      Consent of Independent Accountants
                      ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 2, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in Campbell Soup Company's Annual Report on Form 10-K for the fiscal year ended August 1, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 19, 1999